Exhibit 99.1

IEC ANNOUNCES FISCAL 2017 FOURTH QUARTER AND YEAR END RESULTS

Newark, New York, December 6, 2017 - IEC Electronics Corp. (NYSE American: IEC) today announced results for the fiscal 2017 fourth quarter and year ended September 30, 2017.

IEC reported revenues of $27.6 million for the fourth quarter of fiscal 2017 compared with revenues of $28.4 million for the fourth quarter of fiscal 2016. Gross profit margin for the fourth quarter of fiscal 2017 was 12.6% as compared to 11.5% in the same quarter last year. Selling and administrative expenses decreased on a dollar basis and as a percentage of sales to $2.5 million or 9.0% in the fourth quarter of fiscal 2017 as compared to $2.8 million or 9.9% of sales in the fourth quarter of fiscal 2016. The Company recorded net income for the fourth quarter of fiscal 2017 of $0.8 million or $0.07 per share, compared to net income of $0.2 million, or $0.02 per share, in the same quarter last year.

Revenues for fiscal 2017 decreased to $96.5 million as compared to $127.0 million in fiscal 2016. Gross profit margin for fiscal 2017 was 11.7% as compared to 16.0% in fiscal 2016. Selling and administrative expenses decreased on a dollar basis and as a percentage of sales to $10.2 million or 10.6% in fiscal 2017 as compared to $14.0 million or 11.1% of sales in fiscal 2016. Net income for fiscal 2017 was $81 thousand or $0.01 per share, compared to net income of $4.8 million or $0.47 per share, in the prior fiscal year.

Jeffrey T. Schlarbaum, President and CEO of IEC Electronics commented, “As expected, we saw improvements in our results in the second half of fiscal 2017 compared to the first half of this fiscal year. Both revenue and profitability increased in the second half of the fiscal year and we exited fiscal 2017 largely where we anticipated. During the second half of the fiscal year, one of the two customers that had experienced volume contraction started to ramp back up. In addition, we have continued to on-board new customers and new programs from existing customers as a direct result of our focus on strengthening our new business pipeline.”

Mr. Schlarbaum continued, “Our fourth quarter and our fiscal year end results also reflect our ongoing focus on controlling costs. Our balance sheet remains strong, providing us financial flexibility for future business investments. IEC’s solid reputation as a leading provider of electronic manufacturing solutions for the production of life-saving and mission critical products continues to be a competitive advantage that we will leverage to drive growth and profitability throughout 2018.”

Conference Call:

IEC will host a conference call, today, Wednesday, December 6, 2017 at 10:00 a.m. Eastern Time, to discuss its financial results for the fiscal 2017 fourth quarter and fiscal year ended September 30, 2017.

Exhibit 99.1

The conference call may be accessed in the U.S. and Canada by dialing toll-free (877) 407-9210. International callers may access the call by dialing (201) 689-8049.

A replay of the teleconference will be available for 30 days after the call and may be accessed domestically by dialing (877) 481-4010 and international callers may dial (919) 882-2331. Callers must enter conference i.d. number 22678.

To access the live webcast, log onto the IEC website at http://www.iec-electronics.com. The webcast can also be accessed at http://www.InvestorCalendar.com. An online replay will be available shortly after the call.

About IEC Electronics
IEC Electronics is a provider of electronic manufacturing services ("EMS") to advanced technology companies that produce life-saving and mission critical products for the medical, industrial, aerospace and defense sectors. The Company specializes in delivering technical solutions for the custom manufacture of complex full system assemblies by providing on-site analytical testing laboratories, custom design and test engineering services combined with a broad array of manufacturing services encompassing electronics, interconnect solutions, and precision metalworking. As a full service EMS provider, IEC holds all appropriate certifications for the market sectors it supports including ISO 9001:2008, AS9100D, ISO 13485, and Nadcap.  IEC Electronics is headquartered in Newark, NY and also has operations in Rochester, NY and Albuquerque, NM. Additional information about IEC can be found on its web site at www.iec-electronics.com.
Note Regarding Forward-Looking Statements

References in this report to “IEC,” the “Company,” “we,” “our,” or “us” mean IEC Electronics Corp. and its subsidiaries except where the context otherwise requires. This release contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “optimistic,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words or phrases. These forward-looking statements include, but are not limited to, statements regarding future sales and operating results, future prospects, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in our forward-looking statements: litigation; business conditions and growth or contraction in our customers’ industries, the electronic manufacturing services industry and the general economy; variability of our operating results; our ability to control our material, labor and other costs; our dependence on a limited number of major customers; the potential consolidation of our customer base; availability of component supplies; dependence on certain industries; variability and timing of

Exhibit 99.1

customer requirements; technological, engineering and other start-up issues related to new programs and products; uncertainties as to availability and timing of governmental funding for our customers; the impact of government regulations, including FDA regulations; the types and mix of sales to our customers; intellectual property litigation; our ability to maintain effective internal controls over financial reporting; unforeseen product failures and the potential product liability claims that may be associated with such failures; the availability of capital and other economic, business and competitive factors affecting our customers, our industry and business generally; failure or breach of our information technology systems; and natural disasters. Any one or more of such risks and uncertainties could have a material adverse effect on us or the value of our common stock. For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission (the “SEC”).

All forward-looking statements included in this release are made only as of the date indicated or as of the date of this release. We do not undertake any obligation to, and may not, publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or which we hereafter become aware of, except as required by law. New risks and uncertainties arise from time to time and we cannot predict these events or how they may affect us and cause actual results to differ materially from those expressed or implied by our forward-looking statements. Therefore, you should not rely on our forward-looking statements as predictions of future events.

Contact:	Michael T. Williams	Audra Gavelis
	Chief Financial Officer	Director of Marketing & Investor Relations
	IEC Electronics Corp.	IEC Electronics Corp.
	(315) 332-4324	(315) 332-4559
	mwilliams@iec-electonics.com	agavelis@iec-electronics.com

Exhibit 99.1

IEC ELECTRONICS CORP.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2017 and 2016
(in thousands, except share and per share data)

	September 30, 2017	September 30, 2016
ASSETS
Current assets:
Cash	$—	$845
Accounts receivable, net of allowance	17,887	17,140
Inventories	15,605	15,384
Assets held for sale	—	4,611
Other current assets	1,018	1,214
Total current assets	34,510	39,194

Property, plant and equipment, net	17,777	10,994
Other long term assets	160	209

Total assets	$52,447	$50,397

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$987	$2,908
Current portion of capital lease obligation	215	—
Accounts payable	13,046	10,864
Accrued payroll and related expenses	1,013	3,365
Other accrued expenses	444	529
Customer deposits	1,611	1,756
Total current liabilities	17,316	19,422

Long-term debt	14,023	16,732
Long-term capital lease obligation	5,362	—
Other long-term liabilities	1,317	379
Total liabilities	38,018	36,533

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value:	—	—
500,000 shares authorized; none issued or outstanding
Common stock, $0.01 par value:
Authorized 50,000,000 shares
Issued: 11,252,566 and 11,215,616 shares, respectively
Outstanding: 10,197,078 and 10,160,128 shares, respectively	102	102
Additional paid-in capital	46,789	46,305
Accumulated deficit	(30,873)	(30,954)
Treasury stock, at cost: 1,055,488 shares	(1,589)	(1,589)
Total stockholders’ equity	14,429	13,864

Total liabilities and stockholders’ equity	$52,447	$50,397

Exhibit 99.1

IEC ELECTRONICS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE and TWELVE MONTHS ENDED SEPTEMBER 30, 2017 and 2016
(in thousands, except share and per share data)

	Three Months Ended		Years Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
	(unaudited)
Net sales	$27,623	$28,420	$96,455	$127,010
Cost of sales	24,148	25,150	85,198	106,723
Gross profit	3,475	3,270	11,257	20,287

Selling and administrative expenses	2,491	2,817	10,197	14,039
Operating profit	984	453	1,060	6,248

Interest expense	210	201	917	1,392
Income before income taxes	774	252	143	4,856

Provision for income taxes	19	76	62	70

Net income	$755	$176	$81	$4,786

Net income per common share:
Basic	$0.07	$0.02	$0.01	$0.47
Diluted	$0.07	$0.02	$0.01	$0.47

Weighted average number of shares outstanding:
Basic	10,197,424	10,212,506	10,181,868	10,211,210
Diluted	10,271,493	10,212,506	10,181,868	10,211,210